Lease Agreement

                                 by and between


                               Poinsett Plaza, LLC

                                       and

                               Carolina First Bank


                                 April 20, 1998

                                 Poinsett Plaza
                           Greenville, South Carolina



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TABLE OF CONTENTS


1.   Certain Definitions...................................................  1
2.   Lease Premises........................................................  3
3.   Term..................................................................  4
4.   Possession............................................................  4
5.   Rental Payments.......................................................  4
6.   Base Rental...........................................................  5
7.   [Intentionally Omitted.]..............................................  5
8.   Additional Rental.....................................................  5
9.   Operating Expenses....................................................  7
10.      Tenant Taxes......................................................  9
11.      Payments..........................................................  9
12.      Late Charges......................................................  9
13.      Use Rules..........................................................10
14.      Alterations....................................................... 10
15.      Repairs........................................................... 11
16.      Landlord's Right of Entry......................................... 12
17.      Insurance......................................................... 12
18.      Waiver of Subrogation............................................. 13
19.      Default........................................................... 13
20.      Waiver of Breach...................................................16
21.      Assignment and Subletting......................................... 16
22.      Destruction....................................................... 18
23.      [Intentionally Omitted.]                       ....................19
24.      Services by Landlord.............................................. 19
25.      Attorneys' Fees................................................... 19
26.      Time.............................................................. 19
27.      Subordination and Attornment...................................... 19
28.      Estoppel Certificates............................................. 20
29.      Leasehold Estate                   ............................... 21
30.      Cumulative Rights................................................. 21
31.      Holding Over...................................................... 21
32.      Surrender of Premises............................................. 21
33.      Notices........................................................... 22
34.      Damage or Theft of Personal Property.............................. 22
35.      Eminent Domain.................................................... 22
36.      Parties........................................................... 24
37.      Relocation of the Premises........................................ 24
38.      Liability of Landlord............................................. 24
39.      Force Majeure..................................................... 25
40.      Indemnification................................................... 25
41.      Landlord's Covenant of Quiet Enjoyment............................ 25
42.      [Intentionally Omitted]........................................... 25


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43.      Hazardous Substances.............................................. 25
44.      Submission of Lease............................................... 26
45.      Severability...................................................... 26
46.      Entire Agreement.................................................. 26
47.      Headings.......................................................... 27
48.      Broker............................................................ 27
49.      Governing Law..................................................... 27
50.      Authority......................................................... 27
51.      Joint and Several Liability....................................... 28
52.      Special Stipulations.............................................. 28

            Exhibit A - Legal Description
            Exhibit A-1 - Legal Description of Existing Bank Property Exhibit B - Demised Premises
            Exhibit C - Supplemental Notice Exhibit D Construction
                        of the Building and the Demised Premises
            Exhibit E - Building Standard Services
            Exhibit F - Rules and Regulations
            Exhibit G - Special Stipulations Exhibit H Guaranty



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                                 Lease Agreement

         THIS LEASE AGREEMENT ("Lease") is made and entered into this 20th day of April, 1998, by and between Landlord and Tenant.

1. Certain Definitions: For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

       a)         Landlord:  Poinsett Plaza, LLC
       b)         Landlord's Address: P.O. Drawer 2567, Greenville, SC 29602
       c)         Tenant:  Carolina First Bank
       d)         Tenant's Address:  P.O. Box 1029, Greenville, SC 29602
       e)         Building Address:  South Main St., Greenville, SC
       f)         Suite Number:
       g) Rentable Floor Area of Demised Premises: Approximately 100,000 square feet in the Building, with exact Rentable Floor Area to be determined by BOMA standards prior to Rental Commencement Date. This does not include that portion of the Demised Premises located in the Existing Bank Property.
       h) Rentable Floor Area of Building: Approximately 202,000 square feet, with exact Rentable Floor Area to be determined by BOMA standards prior to Rental Commencement Date.
       i)         Lease Term:  240 months
       j)         Base Rental Rate:
                  1) For 75,000 Rentable Square Feet in the Building, including any space leased by Tenant on the 1st, 2nd, 3rd and 10th floors and such other portion of the Demised Premises as Tenant may designate, subject to Landlord's approval (the "Primary Space"), Base Rental per Rentable Square Foot per year shall be:
                           Years 1 - 5   $18.00 per square foot
                           Year 6        $20.70 per square foot (15% increase)
                           Year 7        $21.22 per square foot (2.5% increase)
                  For each succeeding lease year, including any exercised option years, the Base Rental Rate shall be 1.025 times the Base Rental Rate for the preceding year, subject to the provisions of Exhibit G.

                  2) For the balance of the Demised Premises in the Building (the "Secondary Space"): For any portion of such space that is
                  (1) vacant and unoccupied and (2) sufficiently self-contained that it can be closed off and left without HVAC and electrical expense and without need for janitorial service, Base Rental per Rentable Square Foot per year shall be:
                           Years 1 - 5   $13.90 per square foot
                           Year 6        $15.99 per square foot (15% increase)
                           Year 7        $16.38 per square foot (2.5% increase)
                  For each succeeding lease year, including any exercised option years, the


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                  Base Rental Rate shall be 1.025 times the Base Rental Rate for the preceding year, subject to the provisions of Exhibit G.


                  3) For any portion of the Secondary Space that is occupied, or otherwise does not qualify for the Base Rental in (2) above, Base Rental per Rentable Square Foot per year shall be:
                           Years 1 - 5   $15.70 per square foot
                           Year 6        $18.05 per square foot (15% increase)
                           Year 7        $18.50 per square foot (2.5% increase)
                  For each succeeding lease year, including any exercised option years, the Base Rental Rate shall be 1.025 times the Base Rental Rate for the preceding year, subject to the provisions of Exhibit G.

                  4) For the Existing Bank Property at the corner of South Main Street and West McBee Avenue previously owned and occupied by
                  Tenant: Beginning with the Rental Commencement Date, per year, as follows:
                           Years 1 - 5   $230,000.00 total
                           Year 6        $264,500.00 total (15% increase)
                           Year 7        $271,112.50 total (2.5% increase)

                  For each succeeding lease year, including any exercised option years, the Base Rental Rate shall be 1.025 times the Base Rental Rate for the preceding year, subject to the provisions of Exhibit G.

       k)         Rental Commencement Date: The latest of (i) June 15, 1999,
                  (ii) ninety (90) days after the date that the Demised Premises are available for Tenant's Work, or (iii) the date the Building lobby and common areas are substantially completed and open for use.

                  Notwithstanding the foregoing, if Tenant uses Landlord's contractor to perform Tenant's Work (as defined in Exhibit D), and provided Tenant's Plans have been approved and are ready for construction by December 15, 1998, then the Rental Commencement Date shall be the later of (i) the date Tenant's Work is substantially completed or (ii) the date the Building lobby and common areas are substantially completed and open for use. If there is any change in Tenant's Plans subsequent to December 15, 1998, that in the opinion of Landlord's and Tenant's contractor causes a delay in the completion of Tenant's Work, then the Rental Commencement Date shall be the date Tenant's Work would have been completed but for such change or changes.

                  Landlord's architect will determine when the Demised Premises are available for Tenant's Work. If Tenant's architect does not agree that the Demised Premises are available for Tenant's Work, Tenant will immediately notify Landlord of its

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                  disagreement. If Landlord and Tenant cannot agree on the date the Demised Premises are available for Tenant's Work, then Landlord's architect and Tenant's architect shall immediately select another AIA architect to resolve the dispute, with each party paying one-half of the fee and expense of the third architect, and the decision of the third architect shall be conclusive on both Landlord and Tenant.
       l)         Tenant Improvement Allowance: None
       m)         Security Deposits: None
       n)         Broker(s): None

2. Lease Premises: Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") containing approximately 100,000 Rentable Square Feet including the 2nd, 3rd and 10th floors in an office tower to be constructed by Landlord (the "Building"), together with the Existing Bank Property (as defined below), located on that certain tract of land (the "Land") more particularly described on Exhibit A attached hereto and by this reference made a part hereof, which Demised Premises are more fully described on Exhibit B attached hereto and by this reference made a part hereof. That portion of the Demised Premises in the Existing Bank Property is subject to the Special Stipulations in Exhibit G.

The "Project" is comprised of the Building, the building improvements at the corner of South Main Street and West McBee Avenue owned and occupied by Carolina First Bank prior to construction of the Building (the "Existing Bank Property"), the Land, any walkways, covered walkways, or other means of access to the Building and the Existing Bank Property, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land. Lobbies or other areas within the Existing Bank Property are part of those premises and are not common areas of the Project. Tenant and its employees, agents, and customers shall have the right to non-exclusive use and access to all common areas of the Project.

Landlord agrees that it will not cause or allow any construction on the Land that would interfere with the view from and to the Demised Premises or would interfere with the visibility of Tenant's signage.

Tenant shall have the right to locate one satellite dish or similar device on the roof of the Building without charge, provided that the location and design shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, and provided further that the device and its use shall not interfere with transmission or reception of other tenants or with other typical office equipment or systems used in the Building.

Landlord will determine the exact Rentable Floor Area of the Demised Premises and the Building in accordance with standards promulgated by the Building Officers Management Association ("BOMA") as provided in Articles 1(g) and 1(h). Within ninety (90) days after the Rental Commencement Date, Tenant may, at its sole cost, measure the Rentable Floor Area of the

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Demised Premises and the Rentable Floor Area of the Building to determine if it conforms to BOMA standards. If Tenant disputes Landlord's measurement of the Demised Premises and/or the Building, and Landlord and Tenant cannot thereafter agree to the measurement within ten (10) days, then either party shall have the right to submit the question to arbitration in accordance with the rules of American Arbitration Association, and the decision of the arbitrator(s) shall be conclusive on both Landlord and Tenant. If it is determined that the Rentable Floor Area of the Demised Premises and/or the Rentable Floor Area of the Building varies from the square footage determined by Landlord as set forth in
Article 1(g) and Article 1(h) of this Lease, then the Base Rental and other amounts determined based on the Rentable Floor Area of the Demised Premises and/or the Rentable Floor Area of the Building shall be retroactively adjusted at the applicable square foot rental figure.

3. Term: The term of this Lease (the "Lease Term") shall commence on the date first hereinabove set forth (the "Term Commencement Date"), and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date, Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit C attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with
Article 1(i) above and certain other matters as therein set forth.

4. Possession: The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Demised Premises are set forth in Exhibit D attached hereto and by this reference made a part hereof. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Demised Premises have been completed, subject to satisfactory completion by Landlord of all punch list items, in accordance with the plans and specifications approved by Landlord and Tenant and that the Demised Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition, except for any latent defects in the construction of the Building or the Demised Premises which could not reasonably be discovered by Tenant in an examination of the Demised Premises.

5. Rental Payments: Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental, together with Tenant's Forecast Additional Rental


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shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof. Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim, except as otherwise specifically provided herein.

If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on a day other than the first day of a calendar year, or if this Lease expires or is terminated on a day other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in
Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

6. Base Rental: From and after the Rental Commencement Date, Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") calculated from the Base Rental Rate as set forth in Article 1(j) above.

7.       [Intentionally Omitted.]

8. Additional Rental: For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for each calendar year or portion thereof during the Lease Term. If at any time (but no more often than one time in any calendar year) it reasonably appears to Landlord that Tenant's Additional Rental for the current calendar year then at hand will vary from Landlord's estimate, Landlord shall have the right to revise, upon sixty (60) days written notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the first day of January immediately following the expiration of the Base Year, and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions or renewals thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given

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prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) during the Lease Term the excess of (x) the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of the Demised Premises, over (y) the Base Operating Expenses (defined below) multiplied by the number of square feet of Rentable Floor Area of the Demised Premises. As used herein, "Operating Expense Amount" shall mean the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) ninety-five percent (95%) of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the amount is calculated under (i) above, the Operating Expenses actually incurred with respect to such calendar year shall be adjusted to reflect the amount of Operating Expenses which would have been incurred if the Building were ninety-five percent (95%) occupied throughout such calendar year. As used herein, the term "Base Operating Expenses" shall mean the Operating Expenses paid or incurred by Landlord in the Base Year (as hereinafter defined) as if the Building was ninety-five percent (95%) occupied throughout the Base Year, divided by ninety-five percent (95%) of the number of square feet of Rentable Floor Area of the Building. If the Building was not ninety-five percent (95%) occupied throughout the Base Year, then the Base Operating Expenses shall be an amount which fairly reflects what the Operating Expenses would have been in the Base Year had the Building been ninety-five percent (95%) occupied throughout the Base Year, as determined by Landlord in its reasonable opinion. Any unfinished basement area not leased as office space will not be included in calculating the Rentable Floor Area of the Building. As used herein, "Base Year" shall mean the twelve-month period commencing with the Rental Commencement Date. The period from the end of the Base Year through December 31 of that calendar year shall be treated as a short year for the calculation of Tenant's Additional Rental, with amounts prorated as provided for a partial year in Article 5, and thereafter Tenant's Additional Rental shall be calculated on a calendar year basis. In the event property taxes paid during the Base Year do not reflect the value of the completed Building, an adjustment shall be made to Base Operating Expenses so that the first year of property taxes on both the land and the completed Building are fully reflected.

As soon as practicable after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, but in no event more than one hundred fifty (150) days thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, as prepared by an authorized representative of Landlord, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against the Forecast Additional Rental next due hereunder or, if the Lease Term has expired or is about to

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expire, refund such excess to Tenant if Tenant is not in default under this
Lease (in the instance of a default, such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Landlord's office where Operating Expense records are kept, at Tenant's expense, at any time within three hundred sixty-five (365) days after Landlord's annual statement is delivered to Tenant for such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. If Landlord's calculations of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Landlord's calculations of Tenant's Additional Rental are determined to have been excessive by three percent (3%) or more, then Tenant shall be entitled to reimbursement for the costs and fees incurred in such audit.

9. Operating Expenses: For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, determined consistently with industry standards, computed on an accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following: wages, salaries and other costs of all on-site and off-site employees engaged either full or part time in the operation, reasonable and competitive management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services; the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project; the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating; the cost of all maintenance and service agreements for the Project and the equipment therein, including, but not limited to, security service, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, concierge service or employees, landscaping maintenance and customary landscaping replacement; the cost of inspections, repairs and general maintenance of the Project; amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security equipment), amortized over their respective useful lives consistent with generally accepted accounting principles consistently applied, which are installed only for the purpose of reducing, and can reasonably be expected to reduce, operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project; the cost of


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casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith; the cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal; the cost of legal and accounting services incurred by Landlord in connection with a protest or appeal of the real estate taxes or similar assessments or charges which would otherwise be includable hereunder; all taxes, assessments and governmental charges, paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of monitoring and contesting any of the same), including business license taxes and fees (all of the foregoing are herein sometimes collectively referred to as "Taxes"), excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed building standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence); the cost of operating the management office for the Project, including cost of office supplies, telephone expenses and non-capital investment equipment and amortization (together with reasonable financing charges) of the cost of capital investment equipment; and reasonable management fees comparable to those paid in the Greenville market.

For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following: the cost of operating any parking garage or facilities; the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost; the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space; the cost of correcting defects in construction; interest and penalties resulting from the late payment of Taxes, so long as not resulting from any late payment by Tenant of Tenant's Forecast


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Additional Rental or Tenant's Additional Rental; compensation paid to officers and executives of Landlord (but it is understood that the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under this Article 9); the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof; the cost of any additions, changes, replacements and other items which are made in order to prepare for a new or renewing tenant's occupancy; the cost of repairs incurred by reason of fire or other casualty; insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof; interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by the first paragraph of this Article 9) and rental under any ground lease or other underlying lease; any real estate brokerage commissions or other costs incurred in procuring or renewing tenants or any fee in lieu of such commission; any advertising expenses incurred in connection with the marketing of any rentable space; any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord; and legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease.

10. Tenant Taxes: Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

11. Payments: All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of the prime rate of Carolina First Bank or its successor plus four percent (4%) per annum on the amount due.

12. Late Charges: Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder (which due date shall not be earlier than fifteen (15) days from the date such invoice is received by Tenant), shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of the prime rate of Carolina First Bank or its successor plus four percent (4%) per annum from and after the due date for such payment. Notwithstanding anything to the contrary contained in this Lease, in no event shall the rate of interest payable on any amount due under this Lease exceed the legal limits for such interest enforceable under applicable law.

13. Use Rules: The Demised Premises shall be used for executive, general administrative and office space purposes and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities (the "Legal Requirements") and the Rules and Regulations attached hereto as Exhibit F and made a part hereof. Tenant covenants and agrees that it will, at its expense, comply with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities (including Federal, State, county and municipal authorities), now in force or which may hereafter be in force, which (i) shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Existing Bank Property, or (ii) which pertain to the particular manner in which Tenant may use the balance of the Demised Premises. Tenant covenants and agrees to abide by the Rules and Regulations as now set forth and attached hereto or as hereafter reasonably promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises and the Project. Landlord shall impose on other occupants of the Project the same Rules and Regulations which are imposed on Tenant.

Landlord represents and warrants that as of the date hereof and the Rental Commencement Date, the Project, including the Demised Premises other than the Existing Bank Property, shall be in compliance with all applicable Legal Requirements and that all applicable covenants, restrictions, easements, zoning and other Legal Requirements in effect as of the date hereof and as of the Rental Commencement Date permit the use of the Premises for the operation of a bank and for related general office purposes, storage, and other uses accessory and incidental thereto. Landlord shall comply with Legal Requirements applicable to the Project other than the Existing Bank Property, including cases where Legal Requirements mandate repairs, alterations, changes or additions to the Demised Premises (other than the Existing Bank Property) not caused by Tenant's particular use thereof, provided that amortization of the cost of any such mandated repairs, alterations, changes or additions (together with reasonable financing charges, whether or not actually incurred) shall be included in Operating Expenses as provided in Article 9.

14. Alterations: Except for any initial improvement of the Demised Premises pursuant to Exhibit D, which shall be governed by the provisions of said Exhibit D, Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent. No consent is required for work which constitutes only redecoration of the Demised Premises. With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the Building's systems (e.g., mechanical, electrical or plumbing), does not diminish the capacity of such Building systems available to other portions of the Building, is not visible from the common areas or exterior of the Building, and is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities, Landlord's consent shall not be unreasonably withheld, conditioned or delayed. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead), as Rent, within fifteen (15) days after receipt of a statement. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in
Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear and casualty excepted. Upon Tenant's written request at the time of Landlord's approval of alterations, additions or improvements or any time thereafter, Landlord will notify Tenant whether or not it will require the removal of such alterations, additions or improvements.

15. Repairs: Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building and all building systems, including but not limited to plumbing, electrical, and heating, ventilating and air conditioning (excluding the Demised Premises and other portions of the Building leased to other tenants), the public areas and the landscaped areas. Notwithstanding the foregoing obligation, and except as limited by Article 18 below, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except (i) structural repairs necessary for safety and tenantability, (ii) broken or damaged exterior window glass, and (iii) except as limited by Article 18 below, any damage caused by the negligent or intentional acts of Landlord or its agents, contractors, employees or any other persons engaged by Landlord to perform Landlord's obligations.

Except as provided in the preceding paragraph, Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear and subject to casualty and condemnation. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect.

Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

16. Landlord's Right of Entry: Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or (during the last 180 days of the Lease Term, and then only if the Lease Term has not been extended by Tenant) tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder; provided, however, that Landlord shall, except in case of emergency, afford Tenant reasonable prior notification of an entry into the Demised Premises and shall afford Tenant the opportunity to have a representative of the Tenant accompany the Landlord. Notwithstanding the foregoing, Landlord shall have no right to have keys (or combinations) to, nor have any right of access to, safes and other areas required to be secure by banking laws or regulations or prudent banking policies, and Tenant may at any time designate such areas by notice to Landlord. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on, in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof, provided that such work is done in an expeditious manner. Further, if such work is undertaken in the Demised Premises on behalf of other tenants of the Building and not on behalf of Tenant, such work shall be performed after normal business hours.

17. Insurance: Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of commercial property insurance, issued on an "all risks" basis insuring the full replacement cost of its furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained in the Demised Premises, including the improvements to the Demised Premises constructed or installed as part of Tenant's Work as defined in Exhibit D (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and workmen's compensation insurance as required by applicable law. The Landlord and any mortgagee of the Project shall be insured as their respective interests may appear under any such policies of commercial property insurance. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, written on an occurrence basis and insuring Tenant, Landlord, any mortgagee of the Project, and any other person reasonably designated by Landlord (such as the manager of the Project), against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests or licensees in the Demised Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000.00) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. All insurance policies procured and maintained by Tenant pursuant to this
Article 17 shall be carried with companies licensed to do business in the State of South Carolina reasonably satisfactory to Landlord and shall be non-cancelable and not subject to material change except after twenty (20) days' written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty
(30) days prior to the expiration of each respective policy term. Tenant shall have the right to self-insure some or all of the risks covered in this Article 17 upon evidence reasonably satisfactory to Landlord of a net worth of Tenant of one hundred million dollars or more, so long as permitted by Landlord's mortgagee.

Landlord shall procure and maintain throughout the Lease Term a policy or policies of commercial property insurance, issued on an "all risks" basis, covering the Building for the full replacement cost thereof, including all improvements to the Demised Premises. Landlord shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance insuring Landlord and Tenant against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of the condition, use or occupancy of the Project other than the Demised Premises, or in any way occasioned by or arising out of the activities of Landlord, its agents, contractors, employees, guests or licensees in the Demised Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amount not less than Three Million Dollars ($3,000,000.00) for each occurrence. All insurance policies procured and maintained by Landlord pursuant to this Article 17 shall name Tenant as an additional insured, shall be carried with companies licensed to do business in the State of South Carolina, and shall be non-cancelable and not subject to material change except after twenty (20) days' written notice to Tenant.

18. Waiver of Subrogation: Landlord and Tenant shall each have included in all policies of commercial property insurance, commercial general liability insurance, and business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

19. Default: The following events shall be deemed to be Events of Default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after written notice of non-payment; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within fifteen (15) days after written notice thereof to Tenant, unless such failure is of such a nature that it cannot reasonably be cured within such 15-day period, in which case it shall not be an event of default so long as Tenant shall commence the curing of the default within such 15-day period and shall thereafter diligently prosecute the curing of the default; (iii) Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant; (vi) Tenant shall abandon or vacate all or any portion of the Demised Premises or fail to take possession thereof as provided in this Lease; (vii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof; (viii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27; or (ix) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of
Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28.

Upon the occurrence of any of the aforesaid Events of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecoration and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord shall make reasonable efforts to relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as may be commercially reasonable, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's reasonable expenses in redecorating and restoring the Demised Premises and all reasonable and customary costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; (iii) enter upon the Demised Premises (by force, if necessary in the event of an emergency), without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise, or (iv) suspend provision of any or all Building Services without notice or liability to Tenant. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the reasonable expense of repossession. Tenant agrees to pay to Landlord all reasonable costs and expenses incurred by Landlord in the enforcement of this Lease, including without limitation, the reasonable fees of Landlord's attorneys.

The occurrence of any one or more of the following matters constitutes an Event of Default by Landlord under this Lease:

                  (i) failure by Landlord to pay, within five (5) days after receipt of written notice from the Tenant, any monies required to be paid by Landlord under this Lease;

                  (ii) failure by Landlord to observe any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for fifteen (15) days after receipt of written notice from Tenant to Landlord, except that if such default cannot be cured within such fifteen (15) day period, this period shall be extended, provided that Landlord commences to cure such default within such fifteen 15) day period and proceeds diligently thereafter to effect such cure.

If an Event of Default by Landlord occurs, Tenant shall have all rights and remedies available at law or in equity.

20. Waiver of Breach: No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

21. Assignment and Subletting: Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building or would contravene the provisions of Article 13 of this Lease.

Anything in this Lease to the contrary notwithstanding, the consent of the Landlord need not be obtained if the assignment or sublease is to a parent, subsidiary or affiliate of the Tenant or to an entity resulting from a merger or consolidation with Tenant, or to any entity which acquires substantially all the assets of Tenant as a going concern (collectively a "Tenant Affiliate"). Landlord acknowledges that the Demised Premises may be occupied by one or more Tenant Affiliates and their employees and that such use of the Demised Premises shall not be considered an assignment or sublease unless Tenant elects to treat it as such. Any of Landlord's representations, warranties, covenants, agreements, guarantees and indemnifies made for the benefit of Tenant or any rights or privileges granted by Landlord to Tenant shall also inure to the benefit of such Tenant Affiliate and their employees.

Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee and such other financial documentation relative to the proposed subtenant or assignee as Landlord may reasonably require. Landlord may require, as a condition of considering any sublease, that the rent under the sublease be no less than the rent due under this Lease.

In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. The consent of Landlord to any proposed assignment or sublease may be withheld by Landlord in its sole and absolute discretion. Landlord may require an additional security deposit from the assignee or subtenant as a condition of its consent. Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord.

No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.


Upon Landlord's receipt of a request by Tenant to assign this Lease or any interest herein or in the Demised Premises or to transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant, Landlord shall have the right, at Landlord's option, to exercise in writing any of the following options: (a) To terminate this Lease as to the portion of the Demised Premises proposed to be assigned or sublet; (b) to consent to the proposed assignment or sublease, subject to the other terms and conditions set forth in this Article 21; or (c) to refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise.

22. Destruction: If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt.

If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within one hundred eighty (180) days after the date of the commencement of repair of the casualty, or (ii) damaged or destroyed as a result of a risk which is not insured under the insurance policies required hereunder, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or (iv) if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged) to such an extent that the Building cannot, in Landlord's reasonable judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the day of such occurrence. If (x) the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within one hundred eighty (180) days after the date of the commencement of repair of the casualty, or (y) if the Demised Premises are substantially damaged or destroyed during the last eighteen (18) months of the Lease Term, or (z) if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged) to such an extent that the Building cannot, in Tenant's reasonable judgment, be operated as a first class commercial office building, then Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under the following paragraph as expeditiously as possible under the circumstances.

If Landlord should elect or be obligated pursuant to the first paragraph of this
Article 22 to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense as described in Exhibit D hereto. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

23.      [Intentionally Omitted.]

24. Services by Landlord: Landlord shall provide the Building Standard Services described on Exhibit E attached hereto and by this reference made a part hereof, subject to the provisions of Article 19.

25. Attorneys' Fees: If either party uses the services of any attorney in order to enforce any provision of this Lease, the prevailing party, as determined by a final court judgment, shall be entitled to recover from the other party such reasonable attorneys' fees and costs incurred in the action as the court may award.

26. Time: Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof. However, if a certain day stated for payment or performance of any obligation of Landlord or Tenant is a Saturday or Sunday or a State of South Carolina or federal holiday, the certain day shall be extended until the end of the next day which is not a Saturday, Sunday or state or federal holiday.

27. Subordination and Attornment: Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such mortgage, and to any replacements and substitutions for such mortgage, provided that this Lease shall be recognized by the mortgagee and that the rights of Tenant shall remain in full force and effect during the term of this Lease, so long as Tenant shall continue to perform all of the covenants and conditions of this Lease. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute within twenty (20) days after receipt such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in Tenant's name, place and stead, to subordinate Tenant's interest under this Lease to the lien or security title of any mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such mortgage, providing such subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee, and that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants and conditions of this Lease.

If any mortgagee elects to have this Lease superior to its mortgage and signifies its election in the instrument creating its lien or by separate recorded instrument, then this Lease shall be superior to such mortgage. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, this Lease shall be recognized by the transferee or purchaser at foreclosure or under power of sale, and the rights of Tenant shall remain in full force and effect during the term of this Lease, so long as Tenant shall continue to perform all of the covenants and conditions of this Lease, and at the option of such transferee or purchaser, Tenant shall attorn to such transferee or purchaser and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such transferee or purchaser shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such transferee or purchaser); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee of the Landlord, provided however, that for this subsection to be effective Tenant shall have first received notice of such mortgagee and its insistence on this requirement;
(iii) (intentionally omitted); (iv) liable for any act or omission of any prior landlord (including Landlord) except for the cure of ongoing defaults; (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any verbal warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such transferee or purchaser. Tenant's obligation to attorn to such transferee or purchaser shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

28. Estoppel Certificates: Within twenty (20) days after request therefor by Landlord or Tenant, the other party agrees to execute and deliver to the requesting party in recordable form an estoppel certificate addressed to the requesting party, any mortgagee or assignee of the requesting party's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by the responding party; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or requesting party. Any such certificate may be relied upon by the requesting party, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

29. Leasehold Estate: This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant, and Tenant shall have a leasehold estate in the Demised Premises.

30. Cumulative Rights: All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

31. Holding Over: If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at- sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be the following multiples of the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions: 125% of such Rent for the first holdover month; 150% of such Rent for the second holdover month; and 200% of such Rent for each month thereafter. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

32. Surrender of Premises: Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. Tenant shall remove all of Tenant's personalty, equipment and other personal property from the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's personalty, equipment and other personal property from the Demised Premises within the earlier of (x) sixty (60) days after the expiration or termination of this Lease for any cause whatsoever or after Tenant is dispossessed by process of law or otherwise, or (y) within fifteen (15) days after Landlord notifies Tenant that a prospective tenant may lease all or a portion of the Demised Premises and such removal is necessary in connection with the re-leasing of the space, such personalty, equipment and other personal property shall be stored by Landlord, and Tenant shall pay Landlord upon demand (i) the holdover Rent as set out in
Article 31 for the period of time such items remain in the Demised Premises and
(ii) 125% of the storage costs incurred by Landlord for storing such items. If at any time Tenant defaults in the payment of such holdover Rent or storage costs, such personalty, equipment and other property shall be deemed conclusively to be abandoned and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall also pay

Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property. The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

33. Notices: All notices required or permitted to be given hereunder shall be in writing and shall be sent to the addresses set forth below. A party may change its address for notice by giving notice hereunder to the other party. Notice may be delivered by personal delivery, an overnight delivery service, or United States Mail, return receipt requested. Notices are effective on the earliest of the date received, the date of the delivery receipt, or the third (3rd) day after postmark, as applicable. The following are the notice addresses for the parties:

         As to Landlord:                    Poinsett Plaza, LLC
                                            304 N. Church Street (Zip 29601)
                                            P.O. Drawer 2567
                                            Greenville, South Carolina 29602

         As to Tenant:                      Carolina First Bank
                                            102 S. Main Street (Zip 29601)
                                            P.O. Box 1029
                                            Greenville, South Carolina 29602


34. Damage or Theft of Personal Property: All personal property brought into the Demised Premises by Tenant, or Tenant's employees, agents, or business visitors, shall be at the risk of Tenant only, and except for Landlord's gross negligence, Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Except for Landlord's gross negligence, Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

35. Eminent Domain: If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date. If title to so much of the Project is taken that a reasonable amount of reconstruction thereof will not in Landlord's or Tenant's reasonable discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other within thirty (30) days after the date that the condemning authority actually takes possession of the part so condemned or purchased, and this Lease shall be treated as terminated as of the date of taking or the date of such notice, whichever is later.

If this Lease is terminated under the provisions of this Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority (i) for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense, (ii) for loss of business, (iii) for moving expenses, or (iv) for other consequential damages.

If there is a partial taking of the Project and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided, that in complying with its obligations hereunder, Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord. Upon any such partial taking, Landlord shall have the right to reduce the figure described in item (y) of the definition of Tenant's Additional Rental in Article 8 hereof by an amount equal to the product of (x) the amount of operational savings resulting from such partial taking, as determined by Landlord in its sole but reasonable discretion, divided by the number of square feet of Rentable Floor Area of the Building, multiplied by (y) the number of square feet of Rentable Floor Area of the Demised Premises.

All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Project shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, for the unamortized cost of leasehold improvements to the extent the same were installed at Tenant's expense, for moving expenses, and for any consequential damages; provided, however, that no such claim shall diminish or adversely affect Landlord's award.

Notwithstanding anything to the contrary contained in this Article 35, if, during the Lease Term, the use or occupancy of any part of the Project or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease

Term.

36. Parties: The term "Landlord", as used in this Lease, shall include Landlord and its successors and assigns. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

37. Relocation of the Premises: In the event the Demised Premises leased to Tenant contain less than one-half (1/2) of the total square feet of Rentable Floor Area on the floor on which the Demised Premises are located, Landlord reserves the right at any time or from time to time, at its option and upon giving not less than thirty (30) days' prior written notice to Tenant, to transfer and remove Tenant from the Demised Premises herein specified to any other available rooms and offices of substantially equal size and area in the Building and at an equivalent Base Rental; provided, however, that Landlord shall have no such right with respect to the Existing Bank Property or any space leased by Tenant on the first floor of the Building. Landlord shall bear the expense of said removal together with the reasonable expense of replacement business cards and stationery and the expense of any renovation or alterations to said substituted space necessary to make the same substantially conform in arrangement and layout to the original space described in this Lease. If Landlord exercises such option, then the substituted space shall for all purposes hereof be deemed to be and to constitute the Demised Premises under this Lease and all terms, conditions, covenants, warranties, agreements and provisions of this Lease including but not limited to the same Base Rental Rate per square foot of Rentable Floor Area shall continue in full force and effect and shall apply to the substituted space. Tenant agrees to vacate the Demised Premises herein specified and relocate to said substituted space promptly after the substituted space is ready for Tenant's occupancy as provided herein, and Tenant's failure to do shall constitute an event of default by Tenant under this Lease.

38. Liability of Landlord: Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

39. Force Majeure: In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

40. Indemnification: Tenant shall protect, defend, indemnify and hold Landlord and its members, officers, directors and employees harmless from and against any and all claims, damages, losses, liens, judgments, penalties and expenses, including reasonable attorneys' fees and consultants' fees, except for those caused solely by the intentional misconduct or gross negligence of Landlord or any of its employees, contractors, servants, agents, tenants, assignees, representatives or invitees, arising out of or relating to injury to any person or loss of or damage to property of any third party which occurs in the Demised Premises.

Landlord shall protect, defend, indemnify and hold Tenant and its partners and employees harmless from and against any and all claims, damages, losses, liens, judgments, penalties and expenses, including reasonable attorneys' fees and consultants' fees, except for those caused solely by the intentional misconduct or gross negligence of Tenant or any of its employees, contractors, servants, agents, tenants, assignees, representatives or invitees, arising out of or relating to injury to any person or loss of or damage to property of any third party which occurs on the Project, excluding the Demised Premises.

41. Landlord's Covenant of Quiet Enjoyment: Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

42.      [Intentionally Omitted]:

43. Hazardous Substances: Tenant and Landlord hereby covenant and agree that each shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous

Substances as are commonly and legally used or stored as a consequence of using the Demised Premises or the Project for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as such party strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Each party hereby agrees to indemnify the other and to hold the other harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the other by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises (in the case of the Tenant) or the Project (in the case of the Landlord) of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Landlord's or Tenant's violation of the covenant contained in this Article. The obligations under this Article shall survive any expiration or termination of this Lease.

44. Submission of Lease: The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant and upon execution of any required Guaranty Agreement annexed hereto and incorporated herein as Exhibit H.

45. Severability: If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

46. Entire Agreement: This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of either party to exercise any power given such party hereunder, or to insist upon strict compliance by the other party hereunder with any obligation of such party hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

47. Headings: The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

48. Broker: The parties agree that no Broker is entitled to a leasing commission from Landlord by virtue of this Lease. Tenant hereby authorizes Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have dealt with Tenant, whether or not such claim is meritorious. Landlord represents and warrants to Tenant that no broker, agent, commission salesperson, or other person has represented Landlord in the negotiations for and procurement of this Lease and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Landlord. Landlord agrees to indemnify and hold Tenant harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Tenant as a result of a breach by Landlord of the representation and warranty contained in the immediately preceding sentence or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have dealt with Landlord, whether or not such claim is meritorious.

49. Governing Law: The laws of the State of South Carolina shall govern the validity, performance and enforcement of this Lease.

50. Authority: If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

51. Joint and Several Liability: If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

52. Special Stipulations: The special stipulations attached hereto as Exhibit G are hereby incorporated herein by this reference as though fully set forth (if none, so state). To the extent the special stipulations conflict with or are inconsistent with the foregoing provisions of this Lease, the Rules and Regulations, or any exhibit to this Lease, the special stipulations shall control.


                        [Signatures Follow on Next Page.]

         In Witness Whereof, the parties have hereunto set their hands and seals as of the day, month and year first above written.


Landlord:

POINSETT PLAZA, LLC


By:__________________________

Title:_________________________


                                                                          [Seal]






Tenant:

CAROLINA FIRST BANK


By:__________________________

Title:_________________________


                                                                          [Seal]

                                    Exhibit A

                                Legal Description


All that piece, parcel or tract of land containing 0.95 acres, more or less, located at the southwest corner of the intersection of South Main Street and West McBee Avenue in the City of Greenville, County of Greenville, South Carolina, being more fully shown and designated on a survey entitled "Survey for Hughes Investments" prepared by Site Design, Inc., dated October 20, 1997, and recorded in the RMC Office for Greenville County in Plat Book 37-E, Pages 66 A&B, and having according to that plat the following metes and bounds:

Beginning at an old nail at the intersection of the western right-of-way of South Main Street and the southern right-of-way of West McBee Avenue, and running thence with the western right-of-way of South Main Street S.20-39-47W.
75.63 feet to an old nail; thence continuing with the western right-of-way of South Main Street S.21-08-34W. 75.62 feet to a point at the corner of property now or formerly of G. Elton Todd; thence running with the property line of G. Elton Todd the following courses and distance: N.68-46-30W. 102.75 feet to a point; and thence S.21- 50-04W. 52.28 feet to a point in the property line of land now or formally of Greenville Hospitality Associates, Inc.; thence with the property line of Greenville Hospitality Associates, Inc. N.68-43-00W. 126.87 feet to a point; thence running with the property line of other property now or formerly of Carolina First Bank N.20-52-06E. 202.31 feet to a point on the southern right-of-way of West McBee Avenue; thence running with the southern right-of-way of West McBee Avenue the following courses and distances:
S.69-07-64E. 6.20 feet to a point; thence S.69-17- 46E. 37.80 feet to a point; thence S.68-58-35E. 186.59 feet to an old nail the point of beginning.

                                  Exhibit A-1

                  Legal Description of Existing Bank Property


All that piece, parcel or lot of land situate, lying and being at the southwest corner of the intersection of South Main Street and West McBee Avenue in the City of Greenville, in Greenville County, South Carolina, and having according to a plat made by Dalton & Neves, Engineers, July 1958, recorded in Plat Book SS at page 38, in the RMC Office for Greenville County, the follow ing metes and bounds, to-wit:

Beginning at the point of intersection of the west side of South Main Street with the south side of West McBee Avenue and running thence with the west side of South Main Street, S. 20-41 W., 75.6 feet to a point in a 17" wall; thence through said wall, N. 68-55 W., 120.3 feet to a point in wall; thence continuing through another 17: wall, N. 21-11 E., 47.95 feet to a point in wall; thence through a 20" wall, S. 69-00 E., 29.95 feet to a point in wall; thence through a 19-1/2" wall, N. 21-00 E., 27.4 feet to a point in the southern side of West McBee Avenue; thence with the south side of West McBee Avenue, S. 69-00 E., 90.5 feet to the point of beginning.

The above described property was conveyed to Carolina First Bank by deed of ApparelSoft, Inc. recorded April 16, 1991 in Deed Book 1432, page 826, in the Office of the Register of Deeds for Greenville County.

                                    Exhibit B

                                Demised Premises

         Approximately 100,000 Rentable Square Feet in the Building, including the 2nd, 3rd and 10th floors and other space to be agreed upon by Landlord and Tenant, together with the Existing Bank Property located at the corner of South Main Street and West McBee Avenue.

                                    Exhibit C

                               Supplemental Notice


RE: Lease dated as of                         , 19 ___, by and between
_______________________ as Landlord, and ____________________, as Tenant.


Dear Sirs:


         Pursuant to Article 3 of the captioned Lease, please be advised as follows:

The Rental Commencement Date is the____ day of______ , 19____, and the expiration date of the Lease Term is the _____ day of ______, 19___, subject however to the terms and provisions of the Lease.

The Rentable Floor Area of the Demised Premises is square feet. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.


Landlord:




By:__________________________

                                          Title:_________________________

                                    Exhibit D
              Construction of the Building and the Demised Premises

1. Landlord shall, at its sole cost and expense, cause the Building to be constructed in accordance with Schedule 1 of this Exhibit D.

2. Landlord shall, at its sole cost and expense, provide the work in the Demised Premises in accordance with Schedule 2 ("Landlord's Work"). All other work within the Premises is the responsibility of Tenant ("Tenant's Work") and shall include specifically, without limitation, the supply and installation (unless otherwise indicated) of those items described on Schedule 3 of this Exhibit D throughout the entire Demised Premises.

3. Tenant, at its sole cost and expense, will cause to be prepared by a licensed architect and engineering firm the final working plans and specifications of Tenant's Work suitable for construction containing, without limitation, at least the information requested on Schedule 4 of this Exhibit D. Such final working plans and specifications and all changes to them during construction shall be subject to the reasonable approval of Landlord. As approved by Landlord, such final working plans and specifications are referred to as "Tenant's Plans."

4. Workmanship and materials used in construction of Tenant's Work shall be of the highest quality. Tenant shall submit the name of its proposed general contractor and project manager for Landlord's prior approval, along with information on at least three (3) comparable projects completed by the contractor, if requested by Landlord and if the contractor has not previously worked in the Building. Landlord hereby approves the general contractor and the structural, mechanical and electrical contractors and subcontractors used by Landlord for the Project for Tenant's Work in those disciplines. If Tenant wishes to use different structural, mechanical or electrical contractors or subcontractors, Tenant shall submit the name of the proposed contractors or subcontractors and its project manager for Landlord's prior approval, along with information on at least three (3) comparable projects completed by the proposed contractors or subcontractors, if requested by Landlord and if the proposed contractors or subcontractors have not previously worked in the Building. Any contractors and/or subcontractors engaged by Tenant shall comply with all reasonable, nondiscriminatory rules and regulations as are established by Landlord and/or Landlord's general contractor to promote safety and quality of construction in the Building, and such contractors shall coordinate their efforts to ensure the timely completion of all Landlord's Work and Tenant's Work. All design, construction and installation for Tenant's Work shall conform to the requirements of the National Board of Fire Underwriters, all applicable building, plumbing and electrical codes and the requirements of all Governmental Authorities having jurisdiction over or with respect to Tenant's Work. Other than the approved final inspection by the City of Greenville for the Building shell and the common areas of the Building to be secured by Landlord no later than the Rental Commencement Date, Tenant or its contractors shall secure all necessary building and occupancy permits and/or approvals from all Governmental Authorities to allow Tenant to use and occupy the Demised Premises and shall provide Landlord with copies of such permits.


5. Tenant agrees to indemnify Landlord, its agents, employees and contractors and to hold them harmless from and against any and all losses, costs, claims and liabilities of every kind and description which may arise out of or be connected in any way with the performance of Tenant's Work and not caused or contributed to by the negligence or wrongdoing of Landlord, its employees, agents and contractors.

Landlord agrees to indemnify Tenant, its agents, employees and contractors and to hold them harmless from and against any and all losses, costs, claims and liabilities of every kind and description which may arise out of or be connected in any way with the performance of Landlord's Work and not caused or contributed to by the negligence or wrongdoing of Tenant, its employees, agents and contractors.

6. On and after the date the Demised Premises are available for Tenant's work as provided in Article 1, Landlord shall permit Tenant and Tenant's duly authorized agents and Tenant's approved contractors and subcontractors to enter the Demised Premises and to use the elevators in the Building at the same time that Landlord's contractors or any other contractors are working in the Building, in order that Tenant may install Tenant's Work, and otherwise adapt the Demised Premises for Tenant's use. The foregoing license is conditioned upon Tenant's duly authorized agents and contractors working in harmony and not interfering with the labor employed by Landlord, by Landlord's mechanics or contractors, or by any other tenant or their agents or contractors, and complying with all rules and regulations established by Landlord and/or Landlord's general contractor to promote safety and quality of construction; failure of such compliance shall entitle Landlord to compel Tenant to use its best efforts to discharge the contractors or subcontractors who fail so to comply but shall not constitute revocation of the license granted herein. Such agents, contractors and mechanics shall coordinate their efforts to ensue timely completion of all work. This license is further conditioned upon the employment by the contractors or subcontractors engaged by Tenant of workers and means to ensure the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. Such license is further conditioned upon workers' compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, being provided and at all times maintained by Tenant's duly authorized agents and contractors engaged in the performance of such work, and certificates of such insurance being furnished to Landlord prior to proceeding with such work. The parking for Tenant's general contractor and its subcontractors and their employees shall not be the responsibility of Landlord.

7. Tenant shall not start any construction in the Demised Premises until all of the following have been accomplished: (a) Landlord has approved Tenant's Plans,
(b) Landlord has approved Tenant's contractor and subcontractors, (c) Tenant has secured and furnished Landlord with copies of all building permits from the appropriate Governmental Authorities, (d) Tenant has furnished

Landlord with certificates of insurance evidencing the policies of insurance required under this Lease and in the foregoing paragraph (6), and (e) Tenant's general contractor has acknowledged receipt of any rules and regulations established by Landlord and/or Landlord's general contractor. Tenant shall provide Landlord with copies of all building permits within ten (10) days of Tenant's receipt thereof.

8. Tenant's Work shall proceed strictly in accordance with Tenant's Plans and the rules and regulations established by Landlord and/or Landlord's general contractor to promote safety and quality of construction in the Building. Upon completion of Tenant's work, Tenant shall deliver to Landlord one set of as-built plans for the Demised Premises.

9. The actual cost of utilities consumed in the Demised Premises after the date the Demised Premises are available for Tenant's Work, without any markup, shall be paid for or reimbursed to Landlord by Tenant, provided such utilities are separately metered and can be accurately determined.

10. So long as there is no unreasonable interference with the Landlord, Tenant may store its construction material in the Demised Premises during the construction period. If necessary, Landlord shall select other floors in the Building that Tenant may use for the storage of materials, subject to Landlord's reasonable requirements. Tenant at its election may also store Landlord-supplied material, including HVAC or lighting material furnished as provided in
Schedule 2 of this Exhibit D, or other similar material in the Secondary Space, provided such material is stored in a neat and orderly fashion; and such storage alone shall not constitute occupancy of the space or otherwise cause the loss of the lower Base Rental Rate provided in Section 1(j)(2).

11. If Tenant employs a general contractor other than Landlord's general contractor, such contractor will be required, before commencement of Tenant's Work, to waive any and all rights (if any) to file liens against Landlord or any part of the Project other than Tenant's leasehold estate in connection with the performance of Tenant's Work.

                             Schedule 1 (Exhibit D)
                              Building Description


Landlord agrees to construct a Class A office building that is closely similar if not identical to the building described in the Poinsett Plaza Project Manual prepared September 26, 1996 by Smallwood, Reynolds, Stewart, Stewart & Associates, Inc.; the Site Plan and Floor Plans, Poinsett Plaza, plotted 6/6/97 by Smallwood, Reynolds, Stewart, Stewart & Associates, Inc.; and the MEP Design for Poinsett Plaza Office Building dated January 21, 1998. At a minimum the building will include the following:

         1. Building height will be not less than 10 office floors. (If the Building should have more than 10 office floors, Tenant shall have the top office floor rather than the tenth floor as part of the Demised Premises, and all references in the Lease to the tenth floor shall automatically be adjusted accordingly.)

         2. The minimum floor size will be not less than 17,500 rentable square feet as measured by BOMA Standards. The maximum floor size will be not greater than 20,000 rentable square feet.

         3. The building will have one (1) separate dedicated freight elevator with enclosed vestibules on each floor. The freight elevator will have direct access to the building loading dock.

         4. The building will have exterior panels of either stone or colored architectural precast concrete with aggregate. The floors in the building lobby will be either marble or smooth stone (with possible carpet inserts) with wall panels of either stone, wood, fabric, or a combination thereof.

         5. The building will have a card-reader security system for after-hours access.

         6. Building will be connected to the decked parking facility with a completely enclosed and climate-controlled access corridor.

         7. Passenger elevator cabs will be finished with wood, stone, metal and glass surfaces, or a combination thereof.

                             Schedule 2 (Exhibit D)
                                 Landlord's Work


         At the sole cost and expense of Landlord:

         1. Landlord shall provide the base Building sprinkler system loop installed to meet City and State codes.

         2. Landlord shall provide HVAC main duct work to the perimeter heating and cooling fan powered induction boxes, branch ductwork (flex), slot diffusers for exterior boxes only and thermostats served by a central control system. Landlord shall provide HVAC main ductwork to interior zone VAV cooling only boxes with branch ductwork and thermostats served by a central control system.

         3. Landlord shall provide [2'x4'"FG"] fluorescent 18 cell parabolic three lamp light fixtures on a ratio of one (1) fixture per one hundred (100) square feet of Rentable Floor Area in the Demised Premises.

         4. Landlord shall provide electrical power at the electrical rooms sufficient to furnish the electrical capacity described in Exhibit E.

         5. Landlord shall provide plumbing vent, waste, and domestic cold water connection points.

         6. Landlord shall provide 2'x 2' tegular lay-in ceiling tile and related grid and the grid suspension. The ceiling tiles, grid and related accessories shall be stacked on the floor by Landlord and installed by Tenant's Contractor.

         7. Landlord shall provide a concrete subfloor finished in accordance with Project plans per ACI specifications 03300-3.07 (for flatness FF=4.57 maximum difference in elevation between successive 12" difference; for trowel finish FF=20) suitable for application of Tenant's floor covering.

         8. Gypsum wallboard shall be provided and installed by Landlord on all core walls and on common area corridors of multi-tenant floors on corridor side only, taped and bedded.

         9. Finishes and fire extinguishers shall be provided by Landlord to meet all applicable City and State codes in mechanical, electrical and telephone equipment rooms and Tenant floor elevator lobbies.

         10. Landlord shall supply men's and women's rest rooms, including all necessary plumbing, fixtures, water coolers, painting or wallpaper, and finishes to Building standard finish.

         11. Landlord shall supply and install Building standard window treatments, which shall consist of mini-blinds.

         12. Landlord shall provide fire escape stairways complete with doors, finished to Building standard finish.

         13. To the extent provided in base Building plans for the core of the Building, Landlord shall provide such smoke detectors, life safety speakers and public address equipment and exit signs as are required by any Governmental Authority.

         14. Landlord shall provide the Building's HVAC plant and equipment.

         15. By the date the Demised Premises are available for Tenant's Work, the common areas of the Building shall be completed so that Tenant is provided with adequate access to and normal use of the Demised Premises. All such common areas shall be in a safe, clean and orderly condition.

         16. By the Rental Commencement Date, Landlord shall provide all of the Building's systems and related fixtures, including sewer, electrical, HVAC and other systems shall be completed to the extent they serve or run through the Demised Premises. All such systems shall be in working order.

         17. Landlord will provide a security card system for the Building keyed to the elevators.

         18. Landlord's Work shall comply with all federal, sate and local governmental requirements applicable to such work.

In the event of any dispute as to whether any specific item of work in and about the Premises constitutes Landlord's Work or work to be performed at Tenant's cost and expense, Tenant agrees that the certificate of the Approved Architect, who shall employ objective and professional standards, shall be conclusive.

                                   Schedule 3
                                  (Exhibit D)
                                  Tenant's Work


         Tenant's Work shall include labor and materials, without limitation, to provide the following:

         1. Except for the base Building sprinkler system loop to be installed by Landlord, Tenant shall provide base Building standard sprinkler system installed to meet City and State codes. At its election, Tenant may use pop-out sprinkler heads rather than base Building standard sprinkler heads.

         2. Additional VAV boxes of fan powered induction boxes including thermostats to match the building standards. All interior diffusers and additional perimeter slot diffusers. Flex duct and spin-ins to supply interior diffusers or additional perimeter slot diffuser. The installation of all thermostats.

         3. Installation of all light fixtures, conduit raceways and wiring from base building lighting junction boxes. Any additional conduits, wiring panel boards and transformers required in excess of base building systems to accommodate Tenant lighting.

         4. Installation of all electrical power outlet devices and conduit raceways and wiring from base building power junction boxes. Any additional conduits, wiring panel boards and transformers required in excess of base building systems to accommodate Tenant's power requirements.

         5. Plumbing requirements including fixtures, hot water heaters, trim, piping except for Building standard rest rooms on each floor.

         6. Installation of ceiling tiles, grid and related accessories.

         7. Floor coverings and base materials.

         8. Painting and other partition finishes.

         9. Corridors (for a single tenant floor), gypsum wallboard on lease side of multi-tenant floor corridor, all demising and interior partitions.

         10. Corridor and interior doors, frames and hardware.

         11. Communication and data systems, distribution wiring, raceway systems and termination points.

         12. Window treatments in addition to the Building standard window treatments.

         13. Installation of any security monitoring systems for Tenant's individual premises.

         14. To the extent not provided by Landlord, Tenant shall provide such smoke detectors, life safety speakers and public address equipment and exit signs as are required by Governmental Authority.

         15. Hot water system for ordinary office purposes, private rest rooms and kitchens within the Premises.

         16. Tenant's Work shall comply with all federal, state and local governmental requirements applicable to such work.

                                   Schedule 4
                                   (Exhibit D)
                                 Tenant's Plans

         Tenant's Plans shall contain, without limitation, the following:

         (a) Location and type of all partitions and doors (specify hardware and provide keying schedule), glass partitions, windows and glass doors (including framing sections if not building standard).

         (b)      Indicate all critical dimensions necessary for construction.

         (c) Location of telephone equipment room accompanied by an approval of the telephone company.

         (d) Location of all Building standard and above Building standard electrical items including outlets, switches, telephone outlets and lighting.

         (e) Location and type of equipment having special electrical requirements with manufacturer's specifications for use and operations.

         (f) Location, weight per square foot and description of any equipment or filing system exceeding 70 pounds per square foot live load, including 20 pounds per square foot for partitions. Tenant shall provide this information by the time required by Landlord's contractor so as not to delay Landlord's Work.

         (g) Requirements for special air conditioning or ventilation, including occupancy information of each room and space.

         (h) Type and color of floor covering, wall covering and paint or finishes.

         (i) Requirements for special plumbing including all line sizes, fixtures and specifications.

         (j) Location and type of kitchen equipment including specifications.

         (k)      Details showing:

                  (i)      Construction of all partition types.

                  (ii) Head, jam and sill sections with elevations for all door types.

                  (iii) All shelving, cabinet work and architectural millwork with dimensions and dimensions of all equipment to be built in.

                  (iv) Any special corridor entrance with framing and support requirements.

                  (v) Bracing or support of special walls, glass partitions, drapery track, etc.

                  (vi) All mechanical and electrical information and detail as required.

                                    Exhibit E

                           Building Standard Services


Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

Hot and cold domestic water and common-use rest rooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

Subject to curtailment as required by governmental laws, rules or mandatory regulations, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord. Such heating and air conditioning shall be furnished between 8:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 9:00 a.m. and 12:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated Class "A" multi-tenant office buildings in Greenville, South Carolina; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, printers, scanners, personal computers (but not mainframe computers), photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts). Should Tenant's total rated electrical design load for the entire Premises or any portion thereof (including, but not limited to, computer or telephone rooms) exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the building standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low voltage or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment. The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof. If any of Tenant's electrical equipment requires conditioned air in excess of building standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering, operating and maintenance costs relating thereto. If Tenant requires that certain areas within Tenant's Demised Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

All building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and rest room areas, and stairwells. Non-exclusive multiple cab passenger service to the Demised Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith. To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts or gross negligence of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

The following dates shall constitute "Holidays," as that term is used in this
Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Greenville office market, as determined by Landlord in good faith. If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Greenville, South Carolina on account of said holiday shall constitute the Holiday under this Lease. Notwithstanding the foregoing, any day when a bank is required by federal or state law to be open shall not be considered a "Holiday" under this Lease.

                                    Exhibit F

                              Rules and Regulations

No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment.

Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without the prior written consent of Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

The sidewalks, entrances, passages, corridors, halls, elevators and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

Twenty-five (25) keys or access cards for the Demised Premises will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional keys or access cards. Twenty-five (25) keys or access cards for the Building will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional access cards. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys and access cards furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys or access cards so furnished, Tenant shall pay to Landlord the cost thereof.

Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. No deliveries shall be made in passenger elevators. The persons employed to move the same must be approved by Landlord. No hand trucks, except those equipped with rubber tires and side guards, shall be permitted in the Building. No hand trucks shall be permitted in any passenger elevator. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical, substance or item (including, without limitation, natural Christmas trees) shall be brought into the Building.

Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord may also implement a card access security system to control access during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by Landlord may furnish ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of Landlord only, and no outside wiring persons shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telephonic or other communications service is desired, the wiring or cabling for same shall be approved by Landlord, and no boring or cutting for wiring or cabling shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

The directory of the Building will be provided for the display of the name and location of the tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and if so approved, a reasonable charge will be made therefor.

Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and close the blinds (at not less than a 45(degree) angle) or drapes when the sun's rays are directly in windows of the Demised Premises. Tenant shall not remove any standard blinds installed in the Demised Premises. Tenant shall not place items on window sills in the Demised Premises.

Smoking is prohibited within the Building.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

                                    Exhibit G

                              Special Stipulations

1. Upon Landlord's written request on or before the Rental Commencement Date, Tenant will sell and Landlord will buy the Existing Bank Property described in
Article 2 and more fully described on Exhibit A-1 for the agreed price of Two Million Dollars ($2,000,000.00). Tenant shall convey marketable and insurable fee simple title to the property by general warranty deed, free and clear of liens and encumbrances except those approved by Landlord. No party other than Tenant shall have any right of occupancy of all or any portion of the Existing Bank Property at the time of conveyance.

2. Upon acquisition of the Existing Bank Property by Landlord, it shall become part of the Demised Premises and shall be subject to the provisions of the Lease except as provided in this Exhibit G. Base Rental for the Existing Bank Property shall become due and payable on the date of its acquisition by Landlord at the rate prescribed in Article 1(j), but this shall not affect the Rental Commencement Date as that term is defined and otherwise used in the Lease.

3. Notwithstanding the provisions of the Lease, however, Tenant shall manage and operate the Existing Bank Property and shall be fully responsible for the repair and maintenance thereof and the payment of all Operating Expenses for the Existing Bank Property. Tenant agrees to maintain and repair the Existing Bank Property in the same manner as Landlord is required to maintain and repair the Building under the terms of the Lease. It is the intent of the parties that this Lease will operate in all respects as a net lease with respect to the Existing Bank Property. The Existing Bank Property shall not be treated as part of the Demised Premises for purposes of calculating Tenant's Additional Rental or for related purposes. To the extent that any operating expense cannot be separately metered or priced for the Existing Bank Property, Landlord shall pay the expense and shall reasonably allocate that portion attributable to the Existing Bank Property, which shall be paid by Tenant upon demand. Nothing contained herein shall prohibit Landlord and Tenant from entering a separate agreement under which Landlord for a management fee would perform or manage some or all of Tenant's duties under this paragraph.

4. Tenant at its expense shall be responsible for restoring the appearance of the south (courtyard) wall of the Existing Bank Property after demolition of the adjoining building; and Tenant shall be responsible for any necessary structural work on the Existing Bank Property that results from or is discovered in connection with the demolition of the adjoining building, so long as not caused by negligence in the performance of that demolition. Tenant shall have the discretion to add windows or other architectural features, so long as the restoration is of a quality and appearance consistent with the balance of the Project. Tenant shall also be responsible for the work on the Existing Bank Property that is required in order to create an opening to connect the Existing Bank Property with the lobby of the Project.

5. Provided Tenant is not in default under the Lease, Tenant shall have the option to extend the Lease for two consecutive periods of five (5) years each. The extension shall be under the same terms and conditions as stated in the Lease. Base Rental shall be determined as set forth in Article 1(j) of the Lease; provided, however, that Base Rental Rate for each category of space addressed in Article 1(j) for the first year of the first option period shall be the greater of (a) 1.025 times the Base Rental Rate for the last year of the initial Lease Term, or (b) an amount equal to (i) the Base Rental Rate for the first year of the initial Lease Term, plus (ii) the Base Rental Rate for the first year of the initial Lease Term multiplied by 75% of the percentage increase (not less than zero) in the Index (as defined below) between the Rental Commencement Date and the commencement of the first option period.

The term "Index" shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

Base Rental Rate for all subsequent years of any exercised option period shall be determined as provided in Article 1(j) of the Lease.

6. Tenant shall have the option of treating up to 25,000 Rentable Square Feet of the Demised Premises in the Building as "Master Leased" space. This option may be exercised by Tenant at any time during the Term of the Lease by giving written notice of its exercise to Landlord. Only Secondary Space as defined in 1(j) may be designated by Tenant as Master Leased space. With respect to any such space for which Tenant exercises this option, the space shall be considered available for leasing to a third party by Landlord. Any space designated as Master Leased space under this provision must be a commercially reasonable size and configuration of space and is subject to Landlord's approval in that respect.

If any space is designated as "Master Leased" space by Tenant when Landlord receives a proposal to lease space in the Building that would result in the total leased space in the Building (including all space in the Building leased to Tenant) exceeding 150,000 Rentable Square Feet, Landlord shall notify Tenant of the proposed size of the space, the term of the lease, the proposed rental, and other material business terms. Tenant shall have the option to notify Landlord that it elects to have the proposed lease (if consummated by Landlord) treated as an "Offsetting Lease" with respect to some portion or all of the space to be leased (the "Offsetting Space"). The Offsetting Space shall be designated by Tenant but must be (i) space in excess of 150,000 Rentable Square Feet leased in the Building, and (ii) not more than the amount of Master Leased space then leased by Tenant.

During the coincident terms of this Lease and any Offsetting Lease, Tenant shall be credited with all amounts paid by the Offsetting Lease tenant as Rent, Forecast Additional Rental, and Additional Rental for the Offsetting Space, less, however, any portion of Rent that represents Landlord's recovery of any tenant improvement allowance paid by Landlord for the Offsetting Space, amortized over the life of the Offsetting Lease at an interest rate of 12%. In no event shall the credit to Tenant exceed the amounts otherwise due from Tenant for the Offsetting Space. Tenant shall remain responsible for any balance due as Rental, Forecast Additional Rental, and Additional Rental for the Offsetting Space, including any amounts due but unpaid by the Offsetting Lease tenant. It is the intent of this provision, in order to secure financing for the Project, that Tenant shall guarantee payment of Rent, Forecast Additional Rental, and Additional Rental for all Master Leased space throughout the Lease Term (but not including any extensions under this Exhibit G if Tenant elects not to extend for the Master Leased space). Landlord shall be entitled to any and all amounts by which the Rental, Forecast Additional Rental, and Additional Rental received from any Offsetting Space tenant may exceed the amounts otherwise due from Tenant for the Offsetting Space.

Any amount of space designated by Tenant as Offsetting Space shall reduce the space available for occupancy by Tenant during the term of the Offsetting Lease(s). The physical space actually leased under an Offsetting Lease need not be a part of the space Master Leased by Tenant in order for the provisions of this Section to apply; and in such event, Tenant shall designate space within the Master Leased space of equal size to be exchanged for the space actually leased under the Offsetting Lease. Thereafter, the exchanged Offsetting Lease space shall be substituted as Master Leased space under this Lease. Both the exchanged space being deleted from and added to the Master Leased space must be a commercially reasonable size and configuration of space, and both spaces are subject to Landlord's approval in that respect.

Upon expiration or other termination of any Offsetting Lease during the Lease Term, the Offsetting Space shall again be available for occupancy by Tenant at its election. Tenant's Base Rental Rate for the Offsetting Space shall be at the applicable Secondary Space rate, depending upon whether the space is vacant and otherwise qualifies for the lower Secondary Space rate. However, if Landlord has not fully recovered any tenant improvement allowance paid to or on behalf of the Offsetting Lease tenant for the Offsetting Space, then Tenant shall either reimburse Landlord for such unpaid amount, or Tenant's Rent for the balance of the Term shall be increased by an amount that allows Landlord to recover such unpaid amount plus interest at a rate of 12%.

Landlord and Tenant acknowledge that the nature of lease negotiations for any potential Offsetting Lease makes it difficult to establish specific notice dates or time periods for action to be taken. Landlord agrees to keep Tenant informed of prospective tenants and the status of negotiations, and Tenant agrees to advise Landlord promptly of its likely interest or lack of interest in treating the potential lease as an Offsetting Lease. In any event, however, Tenant shall have at least twenty (20) days from the date of written notice from Landlord in which to elect whether to treat a proposed lease as an "Offsetting Lease."

7. Landlord agrees that 150 parking spaces will be available for lease by Tenant as of the Rental Commencement Date at an initial monthly cost equal to the generally applicable rates charged by the City of Greenville for parking in the parking facility. Landlord, at its option, may either arrange for direct lease of these spaces to Tenant by the City of Greenville or may lease the spaces itself and sublease them to Tenant at the same rate. Reserved parking may be made available if and to the extent provided by the City and may be at a premium rate determined by the City. Tenant may elect to take only a portion of these spaces, and Tenant may allow a portion to be used by an Offsetting Lease tenant.

8. Notwithstanding any provision of the Lease, Tenant shall have the right to designate the name of the Building and the Existing Bank Property so long as this Lease remains in full force and effect. Tenant at its expense may construct two signs at the top of the Building reflecting Tenant's name, subject to Landlord's prior approval of the design, which approval shall not be unreasonably withheld. Tenant's signs on the Existing Bank Property as of the date of this Lease are approved by Landlord.

9. Notwithstanding the provisions of the Lease, including Article 13, Tenant agrees to use the Demised Premises for banking purposes and related executive, administrative and office purposes. If Tenant should vacate all or any portion of the Demised Premises or should cease to operate all or any portion of the Demised Premises as a bank or in connection with its banking operations, that portion of the premises may be subleased by Tenant only with Landlord's prior written approval. It is understood and agreed that Landlord, as a condition of granting approval, may consider whether the proposed subtenant and its proposed use are consistent with the first class character of the Building, and Landlord may require a designation of the use of the premises by the subtenant. Landlord shall have broad discretion to approve or disapprove any proposed use, and without limiting the foregoing, may limit or prohibit retail use or any other use which would involve a large volume of customers or clientele or a clientele that would not be consistent with other uses of the Demised Premises. Nothing contained herein shall limit or restrict Landlord's rights under Article 21 of the Lease.

10. Notwithstanding the provisions of Article 8, "Base Operating Expenses" for purposes of calculating Tenant's Additional Rental under this Lease shall in no event be less than $5.00 per square foot of Rentable Floor Area.

11. Tenant agrees to use its best efforts to assist Landlord in negotiating to secure direct ground floor access between the lobby area of the Building and the adjoining Poinsett Hotel property.

12. Tenant shall have the exclusive right to install and operate in the lobby of the Building, at Tenant's sole expense, an automatic teller machine or similar device, including without limitation terminals for use in connection with Internet banking; provided, however, that the location and design of such machine or device shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed.

13. Landlord may add an additional floor or floors designed for residential use and located above the top office floor in the Building. If such space is constructed and residential leases are entered, Landlord will reasonably and equitably allocate any Operating Expenses that cannot reasonably be separately measured and billed directly to the residential tenants, in order to reflect the differing uses of residential and office tenants, and the residential space shall not be considered part of the Rentable Floor Area of the Building in calculating Tenant's Additional Rental. If Landlord, after exercising good faith efforts to market the residential space, is unable to lease the space on terms reasonably acceptable to Landlord, then Landlord may convert such space to office space; and in that event, Tenant shall have the first right to lease such space on the terms offered by Landlord.

14. If construction of the Building has not commenced by June 30, 1998, Tenant shall have the right to cancel the Lease by notice to Landlord at any time prior to the commencement of construction. Commencement of construction for this purpose shall be defined as the pouring of footings with rebar and normal continuation of work thereafter. If the Demised Premises are not available for Tenant's Work within two years from the date of this Lease, Tenant shall have the right to cancel the Lease by notice to Landlord at any time prior to the Demised Premises being available for Tenant's Work.

15. The terms and conditions of this Lease shall be confidential between Landlord and Tenant. Neither party shall disclose the terms and conditions hereof except (i) as it may be necessary to disclose them to legal counsel, accountants or financial advisors, lenders or prospective lenders, prospective purchasers or assignees of the interests of Landlord or Tenant, or similar parties having a legitimate business interest, and (ii) as may be required by law or governmental regulation. Any such party to whom the terms and conditions of the Lease are disclosed shall likewise preserve their confidentiality.

                                    Exhibit H

                            Lease Guaranty Agreement

         FOR VALUE RECEIVED, and in consideration for and as an inducement to Poinsett Plaza, LLC as Landlord for entering into the Lease dated the ____ day of ________, 1998, with Carolina First Bank as Tenant, Carolina First Corporation ("Guarantor") hereby guarantees to Landlord, its successors and assigns, the full and prompt payment when due of all the rents and other sums required to be paid by Tenant to Landlord and the full performance and observance of all the covenants, conditions, and agreements required to be performed and observed by Tenant under the Lease. Guarantor agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, or impaired by the bankruptcy, insolvency, reorganization or dissolution of Tenant; by the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord under the Lease; by any amendment, modification, renewal or extension of the Lease or any compromise, settlement, release, extension, or modification of any of the obligations and liabilities of Tenant under the Lease; by any failure, neglect, or omission on the part of Landlord to realize upon any obligations or liabilities of Tenant; or by the failure of Landlord to give notice to Guarantor of any of the foregoing or of any default under the Lease.

         No assignment or transfer of the Lease by Landlord shall operate to extinguish or diminish the liability of the undersigned under this Guaranty. This Guaranty shall be binding upon the undersigned and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed this ___ day of _______, 1998.

                                      CAROLINA FIRST CORPORATION (SEAL)

WITNESSES:

___________________                   By:_____________________________________

                                      Name (printed):_________________________
___________________
                                      Title:__________________________________